Addendum to the Manager's agreement

Between: TS Europe Executive BVBA, a company incorporated under the Laws of Belgium, registered at the Crossroads bank for enterprises under number 0666.471.855 and having its registered offices at 20 Kouterveldstraat 20, 1831Machelen, duly represented by Timothy Willies in his capacity as manager.
ereinafter referred to as "TS".

And:	Mr. Patrick Zammit, residing ___________________________; Hereinafter referred to as "Mr. Zammit".
TS and Mr. Zammit are collectively referred to as "the Parties".

WHEREAS Parties are bound by a Manager's agreement dd. February 1st, 2017 (the "Agreement");

WHEREAS Parties wish to make some amendments to the Agreement, present agreement amends the Agreement in the following way;

THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1 - Title

Mr. Zammit's title of "President, TS Technology Solutions", as laid down in article 2 of the Agreement, shall be changed to "President - Europe".

Article 2 - Reference to Tech Data

Reference made to the "TS Group", as defined in article 1 of the Agreement, shall be changed into the "Tech Data Group", being defined as "Tech Data BVBA and any and all subsidiaries, affiliates and related companies".

The present agreement contains 2 pages. lt was made in two original copies in Diegem, on February 28, 2017, both Parties acknowledging receipt of one original copy duly signed by the other party.
/s/ Timothy Willies

For TS,
Mr. Timothy Willies

/s/ Patrick Zammit

Mr. Zammit